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                              Exhibit 10(d)(viii)

                                LETTER AGREEMENT


January 22, 1998


Crown Crafts, Inc.
1600 RiverEdge Parkway
Suite 200
Atlanta, GA 30328

Attn:  Mr. Robert E. Schnelle, Treasurer

Reference is made to the Revolving Credit Agreement ("Credit Agreement") dated as of August 25, 1995 as amended by that certain amendment dated May 1, 1996 and that certain amendment dated June 28, 1996 between Crown Crafts, Inc. ("Crown Crafts") and Wachovia Bank, N.A. ("Wachovia"), formerly Wachovia Bank of Georgia, N.A. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Whereas, the Borrower has requested that Wachovia amend Section 7.7 (v) to allow the aggregate amount of all Cost of Acquisitions to exceed $40,000,000 during the term of this Agreement.

Now, therefore, pursuant to the request of the Borrower, the Lender agrees to amend Section 7.7 (v) such that the aggregate amount of the Cost of Acquisitions shall not exceed $42,000,000 during the term of this Agreement.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Wachovia under the Credit Agreement or any related document or agreement. Except as expressly set forth herein, all of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement and any related document ratified and affirmed in all respects and shall continue in full force and effect.

Please indicate your agreement and acceptance by signing a copy of this letter below and returning it to us.

Sincerely,


BY: /S/RICHARD E.S. BOWEN
   -------------------------------------------
Richard E.S. Bowen
Assistant Vice President


Agreed and Accepted by: Crown Crafts, Inc.


BY: /S/ROBERT E. SCHNELLE
   -------------------------------------------
Robert E. Schnelle
Chief Accounting Officer, Treasurer